SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2002

ECHOSTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

5701 S. SANTA FE DRIVE LITTLETON, COLORADO (Address of principal executive offices)	80120 (Zip Code)

Registrant’s telephone number, including area code:	(303) 723-1000

ITEM 5. OTHER EVENTS

Effective December 30, 2002, Steven R. Goodbarn was appointed to serve on the EchoStar Communications Corporation Board of Directors, and to serve as a member of the Audit Committee of the Board of Directors. Mr. Goodbarn was Chief Financial Officer of Janus Capital Corporation from 1992 until late 2000. During that time, he was a member of the Executive Committee and served on the board of directors of many Janus corporate and investment entities. Mr. Goodbarn is a CPA and spent 13 years at Price Waterhouse prior to joining Janus. Mr. Goodbarn will fill a new seat on the EchoStar Board of Directors, and will serve until the next Annual Meeting of Shareholders. The Board of Directors expanded the maximum size of the Board during December 2002 from nine members to ten.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION

Dated: December 30, 2002	By: /s/ DAVID K. MOSKOWITZ

David K. Moskowitz, Senior Vice President, General Counsel, Secretary, and Director